EXHIBIT (J)











                                CUSTODY AGREEMENT

                              DATED APRIL 25, 2005

                                     BETWEEN

                                 UMB BANK, N.A.

                                       AND

                        MOUNT YALE OPPORTUNITY FUND, LLC






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                                                         TABLE OF CONTENTS
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

       SECTION                                                                                                  PAGE

            1.  Appointment of Custodian 1

            2.  Definitions                                                                                        1
                (a) Securities                                                                                     1
                (b) Assets                                                                                         1
                (c) Instructions and Special Instructions                                                          1

            3.  Delivery of Organizational Documents 2

            4.  Powers and Duties of Custodian and Domestic Subcustodian                                           3
                (a) Safekeeping                                                                                    3
                (b) Manner of Holding Securities                                                                   3
                (c) Free Delivery of Assets                                                                        4
                (d) Exchange of Securities                                                                         4
                (e) Purchases of Assets                                                                            4
                (f) Sales of Assets                                                                                5
                (g) Options                                                                                        5
                (h) Futures Contracts                                                                              6
                (i) Segregated Accounts                                                                            6
                (j) Depositary Receipts                                                                            6
                (k) Corporate Actions, Put Bonds, Called Bonds, Etc.                                               7
                (l) Interest Bearing Deposits                                                                      7
                (m) Foreign Exchange Transactions                                                                  7
                (n) Pledges or Loans of Securities                                                                 8
                (o) Stock Dividends, Rights, Etc.                                                                  8
                (p) Routine Dealings                                                                               8
                (q) Collections                                                                                    8
                (r) Bank Accounts                                                                                  9
                (s) Distributions and Redemptions                                                                  9
                (t) Proceeds from Units Sold                                                                       9
                (u) Proxies and Notices; Compliance with the Shareholders Communications Act of 1985               9
                (v) Books and Records                                                                             10
                (w) Opinion of Fund's Independent Certified Public Accountants                                    10
                (x) Reports by Independent Certified Public Accountants                                           10
                (y) Bills and Others Disbursements                                                                10
                (z) Sweep or Automated Cash Management                                                            10

            5.  Subcustodians                                                                                     11
                (a) Domestic Subcustodians                                                                        11
                (b) Foreign Subcustodians                                                                         11
                (c) Interim Subcustodians                                                                         12
                (d) Special Subcustodians                                                                         12
                (e) Termination of a Subcustodian                                                                 12
                (f) Certification Regarding Foreign Subcustodians                                                 12

            6.  Standard of Care                                                                                  13
                (a) General Standard of Care                                                                      13
                (b) Actions Prohibited by Applicable Law, Events Beyond
                      Custodian's Control, Armed Conflict, Sovereign
                      Risk, Etc.                                                                                  13

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                (c) Liability for Past Records                                                                    13
                (d) Advice of Counsel                                                                             13
                (e) Advice of the Fund and Others                                                                 13
                (f) Information Services                                                                          13
                (g) Instructions Appearing to be Genuine                                                          14
                (h) No Investment Advice                                                                          14
                (i) Exceptions from Liability                                                                     14

            7.  Liability of the Custodian for Actions of Others                                                  14
                (a) Domestic Subcustodians                                                                        14
                (b) Liability for Acts and Omissions of Foreign Subcustodians                                     14
                (c) Securities Systems, Interim Subcustodians, Special Subcustodians, Securities
                      Depositories and Clearing Agencies                                                          15
                (d) Defaults or Insolvencies of Brokers, Banks, Etc.                                              15
                (e) Reimbursement of Expenses                                                                     15

            8.  Indemnification                                                                                   15
                (a) Indemnification by Fund                                                                       15
                (b) Indemnification by Custodian                                                                  15

            9.  Advances                                                                                          15

           10.  Liens                                                                                             16

           11.  Compensation                                                                                      16

           12.  Powers of Attorney                                                                                16

           13.  Termination and Assignment                                                                        16

           14.  Notices                                                                                           17

           15.  Confidentiality                                                                                   17

           16.  Miscellaneous                                                                                     17


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                                CUSTODY AGREEMENT

        This agreement made as of this 25th day of April, 2005, between Mount Yale Opportunity Fund, LLC, a Delaware limited liability company (hereinafter "Fund"), and UMB Bank, n.a., a national banking association with its principal place of business located in Kansas City, Missouri (hereinafter "Custodian").

        WITNESSETH:

        WHEREAS, the Fund is a limited liability company which will be authorized to offer and sell units of limited liability company interest in the Fund (the "Units") under the Securities Act of 1933, as amended ("1933 Act"), to "Eligible Investors" as defined in the Fund's Prospectus (together with the Fund's Statement of Additional Information, each as amended and in effect from time to time, the Prospectus"), subject to substantial limits on transferability and resale; and

        WHEREAS, the Fund is a non-diversified, closed-end, management investment company that will be registered under the Investment Company Act of 1940 (the "1940 Act"); and

        WHEREAS, the Fund is a limited liability company managed by its Board of Managers (the "Manager") and advised by its investment adviser, Mount Yale Asset Management, LLC (the "Adviser"); and

        WHEREAS, the Fund desires to appoint Custodian as its custodian for the custody of Assets (as hereinafter defined) owned by the Fund which Assets are to be held in such accounts (Custody Accounts) as the Fund may establish from time to time; and

        WHEREAS, Custodian is willing to accept such appointment on the terms and conditions hereof.

        NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto, intending to be legally bound, mutually covenant and agree as follows:

1. APPOINTMENT OF CUSTODIAN.

        The Fund hereby constitutes and appoints the Custodian as custodian of Assets belonging to the Fund which have been or may be from time to time deposited with the Custodian. Custodian accepts such appointment as a custodian and agrees to perform the duties and responsibilities of Custodian as set forth herein on the conditions set forth herein.

2. DEFINITIONS.

        For purposes of this Agreement, the following terms shall have the meanings so indicated:

        (a) "Security" or "Securities" shall mean stocks, bonds, bills, rights, scrip, warrants, interim certificates and all negotiable or nonnegotiable paper commonly known as Securities and other instruments or obligations.

        (b) "Assets" shall mean Securities, monies and other property held by the Custodian for the benefit of the Fund.

        (c)(1) "Instructions", as used herein, shall mean: (i) a tested telex, a written (including, without limitation, facsimile transmission) request, direction, instruction or certification signed or initialed by or on behalf of the Fund by an Authorized Person; (ii) a telephonic or other oral communication from a person the Custodian reasonably believes to be an Authorized Person; or
(iii) a communication effected directly between an electro-mechanical or electronic device or system (including, without limitation, computers) on behalf of the Fund. Instructions in the form of oral communications shall be confirmed by the Fund by tested telex or in writing in the manner set forth in clause (i) above, but the lack of such confirmation shall in no way affect any action taken by the Custodian in reliance upon such oral Instructions prior to the Custodian's receipt of such confirmation. The Fund authorizes the Custodian to record any and all telephonic or other oral Instructions communicated to the Custodian. With respect to Instructions transmitted by facsimile, the parties acknowledge and agree that the Custodian cannot verify that the signature of an Authorized Person has been properly affixed and, accordingly, the Custodian shall have no liability as a result of actions taken in reliance on unauthorized facsimile Instructions.

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        (c)(2) "Special Instructions", as used herein, shall mean Instructions countersigned or confirmed in writing by the person(s) so designated by the Fund in writing, which countersignature or confirmation shall be included on the same instrument containing the Instructions or on a separate instrument relating thereto.

        (c)(3) Instructions and Special Instructions shall be delivered to the Custodian at the address and/or telephone, facsimile transmission or telex number agreed upon from time to time by the Custodian and the Fund.

        (c)(4) Where appropriate, Instructions and Special Instructions shall be continuing instructions.

3. DELIVERY OF ORGANIZATIONAL DOCUMENTS.

        Each of the parties to this Agreement represents that its execution does not violate any of the provisions of its respective charter, articles of incorporation, certificate of organization, articles of association, limited liability company agreement, or bylaws and all required corporate action to authorize the execution and delivery of this Agreement has been taken.

        The Fund has furnished the Custodian with copies, properly certified or authenticated, with all amendments or supplements thereto, of the following documents:

        (a) Certificate of Organization (or equivalent document) of the Fund as in effect on the date hereof;

        (b) Limited Liability Company Agreement of the Fund as in effect on the date hereof;

        (c) Resolutions of the Fund and/or the Manager appointing the Custodian and approving the form of this Agreement; and

        (e) The Fund's current Subscription Agreement and Prospectus.

        The Fund shall promptly furnish the Custodian with copies of any updates, amendments or supplements to the foregoing documents.

        In addition, the Fund has delivered or will promptly deliver to the Custodian, copies of the Resolution(s) of its Manager and all amendments or supplements thereto, properly certified or authenticated, designating certain officers or employees of the Manager or Adviser who will have continuing authority to certify to the Custodian: (a) the names, titles, signatures and scope of authority of all persons authorized to give Instructions or any other notice, request, direction, instruction, certificate or instrument on behalf of the Fund, and (b) the names, titles and signatures of those persons authorized to countersign or confirm Special Instructions on behalf of the Fund (in both cases collectively, the "Authorized Persons" and individually, an "Authorized Person"). Such Resolutions and certificates may be accepted and relied upon by the Custodian as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Custodian of a similar Resolution or certificate to the contrary. Upon delivery of a certificate which deletes or does not include the name(s) of a person previously authorized to give Instructions or to countersign or confirm Special Instructions, such persons shall no longer be considered an Authorized Person authorized to give Instructions or to countersign or confirm Special Instructions. Unless the certificate specifically requires that the approval of anyone else will first have been obtained, the Custodian will be under no obligation to inquire into the right of the person giving such Instructions or Special Instructions to do so. Notwithstanding any of the foregoing, no Instructions or Special Instructions received by the Custodian from the Manager, the Adviser or the Fund will be deemed to authorize or permit any director, trustee, officer, employee, or agent of the Manager, the Adviser or the Fund to withdraw any of the Assets of the Fund upon the mere receipt of such authorization, Special Instructions or Instructions from such director, trustee, officer, employee or agent.

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4. POWERS AND DUTIES OF CUSTODIAN AND DOMESTIC SUBCUSTODIAN.

        Except for Assets held by any Subcustodian appointed pursuant to Sections 5(b), (c), or (d) of this Agreement, the Custodian shall have and perform the powers and duties hereinafter set forth in this Section 4. For purposes of this Section 4 all references to powers and duties of the "Custodian" shall also refer to any Domestic Subcustodian appointed pursuant to
Section 5(a).

        (a)  Safekeeping.

        The Custodian will keep safely the Assets of the Fund which are delivered to it from time to time. The Custodian shall not be responsible for any property of the Fund held or received by the Fund and not delivered to the Custodian, or for any pre-existing faults or defects in Assets that are delivered to the Custodian.

        (b) Manner of Holding Securities.

        (1) The Custodian shall at all times hold Securities of the Fund either:
(i) by physical possession of the share certificates or other instruments representing such Securities in registered or bearer form, and in either the Custodian's vault, the vault of an agent of the Custodian, or in an account maintained by the Custodian or its agent in a Securities System (as hereinafter defined); or (ii) in book-entry form by a Securities System (as hereinafter defined) in accordance with the provisions of sub-paragraph (3) below.

        (2) The Custodian may hold registrable portfolio Securities which have been delivered to it in physical form, by registering the same in the name of the Fund or its nominee, or in the name of the Custodian or its nominee, for whose actions the Fund and Custodian, respectively, shall be fully responsible. Upon the receipt of Instructions, the Custodian shall hold such Securities in street certificate form, so called, with or without any indication of fiduciary capacity. However, unless it receives Instructions to the contrary, the Custodian will register all such portfolio Securities in the name of the Custodian's authorized nominee. All such Securities shall be held in an account of the Custodian containing only assets of the Fund or only assets held by the Custodian as a fiduciary, provided that the records of the Custodian shall indicate at all times the Fund or other customer for which such Securities are held in such accounts and the respective interests therein.

        (3) The Custodian may deposit and/or maintain domestic Securities owned by the Fund in, and the Fund hereby approves use of: (a) The Depository Trust Company; (b) any other clearing agency registered with the Securities and Exchange Commission ("SEC") under section 17A of the Securities Exchange Act of 1934 which acts as a securities depository; and (c) any book-entry system as provided in (i) Subpart O of Treasury Circular No. 300, 31 CFR part 306, subpart B of 31 CFR part 350, or (ii) the book-entry regulations of federal agencies substantially in the form of subpart O. Upon the receipt of Special Instructions, the Custodian may deposit and/or maintain domestic Securities owned by the Fund in any other domestic clearing agency that may be authorized by the SEC to serve in the capacity of depository or clearing agent for the Securities or other assets of investment companies which acts as a Securities depository. Each of the foregoing shall be referred to in this Agreement as a "Securities System", and all such Securities Systems shall be listed on the attached Appendix A. Use of a Securities System shall be in accordance with applicable Federal Reserve Board and SEC rules and regulations, if any, and subject to the following provisions:

         (i) The Custodian may deposit the Securities directly or through one or more agents or Subcustodians.

         (ii) Securities held in a Securities System shall be subject to any agreements or rules effective between the Securities System and the Custodian or a Subcustodian, as the case may be.

         (iii) Any Securities deposited or maintained in a Securities System shall be held in an account ("Account") of the Custodian or a Subcustodian in the Securities System that includes only assets held by the Custodian or a Subcustodian as a fiduciary, custodian or otherwise for customers.

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         (iv)  The books and records of the Custodian shall at all times identify those Securities belonging to the Fund which are maintained in a Securities System.

         (v) The Custodian shall pay for Securities purchased for the account of the Fund only upon (a) receipt of advice from the Securities System that such Securities have been transferred to the Account of the Custodian in accordance with the rules of the Securities System, and (b) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. The Custodian shall transfer Securities sold for the account of the Fund only upon (a) receipt of advice from the Securities System that payment for such Securities has been transferred to the Account of the Custodian in accordance with the rules of the Securities System, and (b) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund. Copies of all advices from the Securities System relating to transfers of Securities for the account of the Fund shall be maintained for the Fund by the Custodian. The Custodian shall deliver to the Fund on the next succeeding business day daily transaction reports which shall include each day's transactions in the Securities System for the account of the Fund. Such transaction reports shall be delivered to the Fund or any agent designated by the Fund pursuant to Instructions, by computer or in such other manner as the Fund and Custodian may agree.

         (vi) The Custodian shall, if requested by the Fund pursuant to Instructions, provide the Fund with reports obtained by the Custodian or any Subcustodian with respect to a Securities System's accounting system, internal accounting control and procedures for safeguarding Securities deposited in the Securities System.

         (vii) Upon receipt of Special Instructions, the Custodian shall terminate the use of any Securities System on behalf of the Fund as promptly as practicable and shall take all actions reasonably practicable to safeguard the Securities of the Fund maintained with such Securities System.

        (c) Free Delivery of Assets.

        Notwithstanding any other provision of this Agreement and except as provided in Section 3 hereof, the Custodian, upon receipt of Special Instructions, will undertake to make free delivery of Assets, provided such Assets are on hand and available, in connection with the Fund's transactions and to transfer such Assets to such broker, dealer, Subcustodian, bank, agent, Securities System or otherwise as specified in such Special Instructions.

        (d) Exchange of Securities.

        Upon receipt of Instructions, the Custodian will exchange portfolio Securities held by it for the Fund for other Securities or cash paid in connection with any reorganization, recapitalization, merger, consolidation, or conversion of convertible Securities, and will deposit any such Securities in accordance with the terms of any reorganization or protective plan.

        Without Instructions, the Custodian is authorized to exchange Securities held by it in temporary form for Securities in definitive form, to surrender Securities for transfer into a name or nominee name as permitted in Section 4(b)(2), to effect an exchange of shares in a stock split or when the par value of the stock is changed, to sell any fractional shares, and, upon receiving payment therefor, to surrender bonds or other Securities held by it at maturity or call.

        (e) Purchases of Assets.

        (1) Securities Purchases. In accordance with Instructions, the Custodian shall, with respect to a purchase of Securities, pay for such Securities out of monies held for the Fund's account for which the purchase was made, but only insofar as monies are available therein for such purpose, and receive the portfolio Securities so purchased. Unless the Custodian has received Special Instructions to the contrary, such payment will be made only upon delivery of such Securities to the Custodian, a clearing corporation of a national Securities exchange of which the

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Custodian is a member, or a Securities System in accordance with the provisions of Section 4(b)(3) hereof. Notwithstanding the foregoing, upon receipt of
Instructions: (i) in connection with a repurchase agreement, the Custodian may release funds to a Securities System prior to the receipt of advice from the Securities System that the Securities underlying such repurchase agreement have been transferred by book-entry into the Account maintained with such Securities System by the Custodian, provided that the Custodian's instructions to the Securities System require that the Securities System may make payment of such funds to the other party to the repurchase agreement only upon transfer by book-entry of the Securities underlying the repurchase agreement into such Account; (ii) in the case of Interest Bearing Deposits, currency deposits, and other deposits, foreign exchange transactions, futures contracts or options, pursuant to Sections 4(g), 4(h), 4(l), and 4(m) hereof, the Custodian may make payment therefor before receipt of an advice of transaction; and (iii) the Custodian may make payment for such Securities prior to delivery thereof in accordance with Instructions, applicable laws, generally accepted trade practice, or the terms of the instrument representing such Security.

        (2) Other Assets Purchased. Upon receipt of Instructions and except as otherwise provided herein, the Custodian shall pay for and receive other Assets for the account of the Fund as provided in Instructions.

        (f) Sales of Assets.

        (1) Securities Sold. In accordance with Instructions, the Custodian shall, with respect to a sale, deliver or cause to be delivered the Securities thus designated as sold to the broker or other person specified in the Instructions relating to such sale. Unless the Custodian has received Special Instructions to the contrary, such delivery shall be made only upon receipt of payment therefor in the form of: (a) cash, certified check, bank cashier's check, bank credit, or bank wire transfer; (b) credit to the account of the Custodian with a clearing corporation of a national Securities exchange of which the Custodian is a member; or (c) credit to the Account of the Custodian with a Securities System, in accordance with the provisions of Section 4(b)(3) hereof. Notwithstanding the foregoing, the Custodian may deliver Securities prior to receipt of payment for such Securities in accordance with Instructions, applicable laws, generally accepted trade practices, or the terms of the instrument representing such Security. For example, Securities held in physical form may be delivered and paid for in accordance with "street delivery custom" to a broker or its clearing agent, against delivery to the Custodian of a receipt for such Securities, provided that the Custodian shall have taken reasonable steps to ensure prompt collection of the payment for, or return of, such Securities by the broker or its clearing agent, and provided further that the Custodian shall not be responsible for the selection of or the failure or inability to perform of such broker or its clearing agent or for any related loss arising from delivery or custody of such Securities prior to receiving payment therefor.

        (2) Other Assets Sold. Upon receipt of Instructions and except as otherwise provided herein, the Custodian shall receive payment for and deliver other Assets for the account of the Fund as provided in Instructions.

        (g) Options.

        (1) Upon receipt of Instructions relating to the purchase of an option or sale of a covered call option, the Custodian shall: (a) receive and retain confirmations or other documents, if any, evidencing the purchase or writing of the option by the Fund; (b) if the transaction involves the sale of a covered call option, deposit and maintain in a segregated account the Securities (either physically or by book-entry in a Securities System) subject to the covered call option written on behalf of the Fund; and (c) pay, release and/or transfer such Securities, cash or other Assets in accordance with any notices or other communications evidencing the expiration, termination or exercise of such options which are furnished to the Custodian by the Options Clearing Corporation (the "OCC"), the securities or options exchanges on which such options were traded, or such other organization as may be responsible for handling such option transactions.

        (2) Upon receipt of Instructions relating to the sale of a naked option (including stock index and commodity options), the Custodian, the Fund and the broker-dealer shall enter into an agreement to comply with the rules of the OCC or of any registered national securities exchange or similar organizations(s). Pursuant to that agreement and the Fund's Instructions, the Custodian shall: (a) receive and retain confirmations or other documents, if any, evidencing the writing of the option; (b) deposit and maintain in a segregated account, Securities (either physically or by book-entry in a Securities System), cash and/or other Assets; and (c) pay, release and/or transfer such Securities, cash or other Assets in accordance with any such agreement and with any notices or other communications evidencing the expiration, termination or exercise of such option which are furnished to the Custodian by the OCC, the securities or options exchanges on which such options were traded, or such other organization as may be responsible for handling such option transactions. The Fund and the broker-dealer shall be responsible for determining the quality and quantity of assets held in any segregated account established in compliance with applicable margin maintenance requirements and the performance of other terms of any option contract.

        (h) Futures Contracts.

        Upon receipt of Instructions, the Custodian shall enter into an agreement among the Fund, the Custodian and the designated futures commission merchant (a "Tri-Party Agreement"). Under the Tri-Party Agreement the Custodian shall: (a) receive and retain confirmations, to the extent they are provided to the Custodian, evidencing the purchase or sale of a futures contract or an option on a futures contract by the Fund; (b) when required by the Tri-Party Agreement, deposit and maintain in a segregated account cash, Securities and/or other Assets designated as initial, maintenance or variation "margin" deposits or other collateral intended to secure the Fund's performance of its obligations under any futures contracts purchased or sold, or any options on futures contracts written by the Fund, in accordance with the provisions of any Tri-Party Agreement designed to comply with the provisions of the Commodity Futures Trading Commission and/or any commodity exchange or contract market (such as the Chicago Board of Trade), or any similar organization(s), regarding such margin deposits; and (c) pay, release or transfer Assets from and/or transfer Assets into or out of such margin accounts only in accordance with any such Tri-Party Agreements. In no event shall the Custodian be responsible for the acts or omissions of any futures commission merchant to whom Assets are delivered pursuant to this section, for the sufficiency of Assets held in a margin account, or for the performance of any terms of any exchange-traded futures contracts or commodity options.

        (i)  Segregated Accounts.

        Upon receipt of Instructions, the Custodian shall establish and maintain on its books a segregated account or accounts for and on behalf of the Fund, into which account or accounts may be transferred Assets of the Fund, including Securities maintained by the Custodian in a Securities System pursuant to Paragraph (b)(3) of this Section 4, said account or accounts to be maintained
(i) for the purposes set forth in Sections 4(g), 4(h) and 4(n), and (ii) for such other purposes as may be set forth, from time to time, in Special Instructions. The Custodian shall not be responsible for the determination of the type or amount of Assets to be held in any segregated account referred to in this paragraph.

        (j)  Depositary Receipts.

        Upon receipt of Instructions, the Custodian shall surrender or cause to be surrendered Securities to the depositary used for such Securities by an issuer of American Depositary Receipts or International Depositary Receipts (hereinafter referred to, collectively, as "ADRs"), against a written receipt therefor adequately describing such Securities and written evidence satisfactory to the organization surrendering the same that the depositary has acknowledged receipt of instructions to issue ADRs with respect to such Securities in the name of the Custodian or a nominee of the Custodian, for delivery in accordance with such instructions.

        Upon receipt of Instructions, the Custodian shall surrender or cause to be surrendered ADRs to the issuer thereof, against a written receipt therefor adequately describing the ADRs surrendered and written evidence satisfactory to the organization surrendering the same that the issuer of the ADRs has acknowledged receipt of instructions to cause its depository to deliver the Securities underlying such ADRs in accordance with such instructions.

        (k)  Corporate Actions, Put Bonds, Called Bonds, Etc.

        Upon receipt of Instructions, the Custodian shall: (a) deliver warrants, puts, calls, rights or similar Securities to the issuer or trustee thereof (or to the agent of such issuer or trustee) for the purpose of exercise or sale, provided that the new Securities, cash or other Assets, if any, acquired as a result of such actions are to be delivered to the Custodian; and (b) deposit Securities upon invitations for tenders thereof, provided that the consideration for such Securities is to be paid or delivered to the Custodian, or the tendered Securities are to be returned to the Custodian.

        Notwithstanding any provision of this Agreement to the contrary, the Custodian shall take all necessary action, unless otherwise directed to the contrary in Instructions, to comply with the terms of all mandatory or compulsory exchanges, calls, tenders, redemptions, or similar rights of security ownership, and shall notify the Fund of such action in writing by facsimile transmission or in such other manner as the Fund and Custodian may agree in writing.

        The Fund agrees that if it gives an Instruction for the performance of an act on the last permissible date of a period established by any optional offer or on the last permissible date for the performance of such act, the Fund shall hold the Bank harmless from any adverse consequences in connection with acting upon or failing to act upon such Instructions.

        (l) Interest Bearing Deposits.

        Upon receipt of Instructions directing the Custodian to purchase interest bearing fixed term or call deposits (hereinafter referred to, collectively, as "Interest Bearing Deposits") for the account of the Fund, the Custodian shall purchase such Interest Bearing Deposits in the name of the Fund with such banks or trust companies, including the Custodian, any Subcustodian or any subsidiary or affiliate of the Custodian (hereinafter referred to as "Banking Institutions"), and in such amounts as the Fund may direct pursuant to Instructions. Such Interest Bearing Deposits may be denominated in U.S. Dollars or other currencies, as the Fund may determine and direct pursuant to Instructions. Interest Bearing Deposits issued by the Custodian shall be in the name of the Fund. Interest Bearing Deposits issued by another Banking Institution may be in the name of the Fund or the Custodian or in the name of the Custodian for its customers generally. The responsibilities of the Custodian to the Fund for Interest Bearing Deposits issued by the Custodian shall be that of a U.S. bank for a similar deposit. With respect to Interest Bearing Deposits other than those issued by the Custodian, (a) the Custodian shall be responsible for the collection of income and the transmission of cash to and from such accounts; and (b) the Custodian shall have no duty with respect to the selection of the Banking Institution or for the failure of such Banking Institution to pay upon demand.

        (m) Foreign Exchange Transactions.

        (l) The Fund hereby appoints the Custodian as its agent in the execution of all currency exchange transactions. The Custodian agrees to provide exchange rate and U.S. Dollar information, in writing, to the Fund. Such information shall be supplied by the Custodian at least by the business day prior to the value date of the foreign exchange transaction, provided that the Custodian receives the request for such information at least two business days prior to the value date of the transaction.

        (2) Upon receipt of Instructions, the Custodian shall settle foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery on behalf of and for the account of the Fund with such currency brokers or Banking Institutions as the Fund may determine and direct pursuant to Instructions. If, in its Instructions, the Fund does not direct the Custodian to utilize a particular currency broker or Banking Institution, the Custodian is authorized to select such currency broker or Banking Institution as it deems appropriate to execute the Fund's foreign currency transaction.

        (3) The Fund accepts full responsibility for its use of third party foreign exchange brokers and for execution of said foreign exchange contracts and understands that the Fund shall be responsible for any and all costs and interest charges which may be incurred as a result of the failure or delay of its third party broker to deliver foreign exchange. The Custodian shall have no responsibility or liability with respect to the selection of the currency brokers or Banking Institutions with which the Fund deals or the performance or non-performance of such brokers or Banking Institutions.

        (4) Notwithstanding anything to the contrary contained herein, upon receipt of Instructions the Custodian may, in connection with a foreign exchange contract, make free outgoing payments of cash in the form of U.S. Dollars or foreign currency prior to receipt of confirmation of such foreign exchange contract or confirmation that the countervalue currency completing such contract has been delivered or received.

        (5) The Custodian shall not be obligated to enter into foreign exchange transactions as principal. However, if the Custodian has made available to the Fund its services as a principal in foreign exchange transactions and subject to any separate agreement between the parties relating to such transactions, the Custodian shall enter into foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery on behalf of and for the account of the Fund, with the Custodian as principal.

        (n) Pledges or Loans of Securities.

        (1) Upon receipt of Instructions from the Fund, the Custodian will release or cause to be released Securities held in custody to the pledgees designated in such Instructions by way of pledge or hypothecation to secure loans incurred by the Fund with various lenders including but not limited to UMB Bank, n.a.; provided, however, that the Securities shall be released only upon payment to the Custodian of the monies borrowed, except that in cases where additional collateral is required to secure existing borrowings, further Securities may be released or delivered, or caused to be released or delivered for that purpose upon receipt of Instructions. Upon receipt of Instructions, the Custodian will pay, but only from funds available for such purpose, any such loan upon re-delivery to it of the Securities pledged or hypothecated therefor and upon surrender of the note or notes evidencing such loan. In lieu of delivering collateral to a pledgee, the Custodian, on the receipt of Instructions, shall transfer the pledged Securities to a segregated account for the benefit of the pledgee.

        (2) Upon receipt of Special Instructions, and execution of a separate Securities Lending Agreement, the Custodian will release Securities held in custody to the borrower designated in such Instructions and may, except as otherwise provided below, deliver such Securities prior to the receipt of collateral, if any, for such borrowing, provided that, in case of loans of Securities held by a Securities System that are secured by cash collateral, the Custodian's instructions to the Securities System shall require that the Securities System deliver the Securities of the Fund to the borrower thereof only upon receipt of the collateral for such borrowing. The Custodian shall have no responsibility or liability for any loss arising from the delivery of Securities prior to the receipt of collateral. Upon receipt of Instructions and the loaned Securities, the Custodian will release the collateral to the borrower.

        (o) Stock Dividends, Rights, Etc.

        The Custodian shall receive and collect all stock dividends, rights, and other items of like nature and, upon receipt of Instructions, take action with respect to the same as directed in such Instructions.

        (p)  Routine Dealings.

        The Custodian will, in general, attend to all routine and mechanical matters in accordance with industry standards in connection with the sale, exchange, substitution, purchase, transfer, or other dealings with Securities or other property of the Fund except as may be otherwise provided in this Agreement or directed from time to time by Instructions from the Fund. The Custodian may also make payments to itself or others from the Assets for disbursements and out-of-pocket expenses incidental to handling Securities or other similar items relating to its duties under this Agreement, provided that all such payments shall be accounted for to the Fund.

        (q)  Collections.

        The Custodian shall (a) collect amounts due and payable to the Fund with respect to portfolio Securities and other Assets; (b) promptly credit to the account of the Fund all income and other payments relating to portfolio

Securities and other Assets held by the Custodian hereunder upon Custodian's receipt of such income or payments or as otherwise agreed in writing by the Custodian and the Fund; (c) promptly endorse and deliver any instruments required to effect such collection; and (d) promptly execute ownership and other certificates and affidavits for all federal, state, local and foreign tax purposes in connection with receipt of income or other payments with respect to portfolio Securities and other Assets, or in connection with the transfer of such Securities or other Assets; provided, however, that with respect to portfolio Securities registered in so-called street name, or physical Securities with variable interest rates, the Custodian shall use its best efforts to collect amounts due and payable to the Fund. The Custodian shall notify the Fund in writing by facsimile transmission or in such other manner as the Fund and Custodian may agree in writing if any amount payable with respect to portfolio Securities or other Assets is not received by the Custodian when due. The Custodian shall not be responsible for the collection of amounts due and payable with respect to portfolio Securities or other Assets that are in default.

        The Custodian is authorized to execute on behalf of the Fund ownership certificates, affidavits, or other documents required under applicable laws with respect to the receipt of income or other payments by the Fund in connection with the sale, purchase or ownership of Assets.

        Any advance of credit of cash or Securities expected to be received shall be subject to actual collection and may, when the Custodian determines collection unlikely, be reversed by the Custodian.

        (r)  Bank Accounts.

        Upon Instructions, the Custodian shall open and operate a bank account or accounts on the books of the Custodian; provided that such bank account(s) shall be in the name of the Custodian or a nominee thereof, for the account of the Fund, and shall be subject only to draft or order of the Custodian. The responsibilities of the Custodian to the Fund for deposits accepted on the Custodian's books shall be that of a U.S. bank for a similar deposit.

        (s) Distributions and Redemptions.

        To enable the Fund to make distributions to holders of Units in the Fund and to make payment to holders who have requested repurchase or redemption of their Units in the Fund, the Custodian shall release cash or Securities insofar as available. In the case of cash, the Custodian shall, upon the receipt of Instructions, transfer such funds by check or wire transfer to any account at any bank or trust company designated by the Fund in such Instructions. In the case of Securities, the Custodian shall, upon the receipt of Special Instructions, make such transfer to any entity or account designated by the Fund in such Special Instructions.

        (t) Proceeds from Units Sold.

        The Custodian shall receive funds representing cash payments received for Units issued or sold from time to time by the Fund, and shall credit such funds to the account of the Fund. The Custodian shall notify the Fund of Custodian's receipt of cash in payment for Units issued by the Fund by facsimile transmission or in such other manner as the Fund and the Custodian shall agree. Upon receipt of Instructions, the Custodian shall: (a) deliver all federal funds received by the Custodian in payment for Units as may be set forth in such Instructions and at a time agreed upon between the Custodian and the Fund; and
(b) make federal funds available to the Fund as of specified times agreed upon from time to time by the Fund and the Custodian, in the amount of checks received in payment for Units which are deposited to the accounts of the Fund.

        (u) Proxies and Notices; Compliance with the Shareholders Communication Act of 1985.

        The Custodian shall deliver or cause to be delivered to the Fund all forms of proxies, all notices of meetings, and any other notices or announcements affecting or relating to Securities owned by the Fund that are received by the Custodian, any Subcustodian, or any nominee of either of them, and, upon receipt of Instructions, the Custodian shall execute and deliver, or cause such Subcustodian or nominee to execute and deliver, such proxies or other authorizations as may be required. Except as directed pursuant to Instructions, neither the Custodian nor any

Subcustodian or nominee shall vote upon any such Securities, or execute any proxy to vote thereon, or give any consent or take any other action with respect thereto.

        The Custodian will not release the identity of the Fund to an issuer which requests such information pursuant to the Shareholder Communications Act of 1985 for the specific purpose of direct communications between such issuer and the Fund unless the Fund directs the Custodian otherwise in writing.

        (v) Books and Records.

        The Custodian shall maintain records relating to its activities under this Agreement, which shall be open for inspection by duly authorized officers, employees or agents (including independent public accountants) of the Fund or the Manager during normal business hours of the Custodian.

        The Custodian shall provide accountings relating to its activities under this Agreement as shall be agreed upon by the Fund and the Custodian.

        (w) Opinion of Fund's Independent Certified Public Accountants.

        The Custodian shall take all reasonable action as the Fund may request to obtain from year to year favorable opinions from the Fund's independent certified public accountants with respect to the Custodian's activities hereunder and in connection with the preparation of any periodic reports required by the SEC and with respect to any other requirements of the SEC.

        (x) Reports by Independent Certified Public Accountants.

        At the request of the Fund, the Custodian shall deliver to the Fund a written report prepared by the Custodian's independent certified public accountants with respect to the services provided by the Custodian under this Agreement, including, without limitation, the Custodian's accounting system, internal accounting control and procedures for safeguarding cash, Securities and other Assets, including cash, Securities and other Assets deposited and/or maintained in a Securities System or with a Subcustodian. Such report shall be of sufficient scope and in sufficient detail as may reasonably be required by the Fund and as may reasonably be obtained by the Custodian.

        (y) Bills and Other Disbursements.

        Upon receipt of Instructions, the Custodian shall pay, or cause to be paid, all bills, statements, or other obligations of the Fund.

       (z) Sweep or Automated Cash Management.

        Upon receipt of Instructions, the Custodian shall invest any otherwise uninvested cash of the Fund held by the Custodian in one or more of the money market mutual funds or other cash management vehicles made available by the Custodian from time to time, in accordance with the directions contained in such Instructions. As of the date of this Agreement, the following cash management investment options are available:

               (i) UMB Scout Money Market Fund (Federal Portfolio)
               (ii) UMB Scout Money Market Fund (Prime Portfolio)
               (iii) UMB Scout Tax-Free Money Market Fund
               (iv) Money Market Fiduciary (non-mutual fund, bank deposit)

        The Fund acknowledges receipt of a prospectus for each of the available money market mutual funds. The Fund also acknowledges that Scout Investment Advisors, Inc., a subsidiary of UMB Bank, n.a., receives fees for serving as manager and investment advisor of the UMB Scout Funds, based upon a percentage of the Fund's average daily net assets, as set forth in more detail in the prospectus. Such fees are deducted from the Fund's income prior to such income being credited to the Fund, and are in addition to the fees charged by the Custodian for investing the

Fund's otherwise uninvested cash in the available cash management options in accordance with the terms of this paragraph and Instructions.

        The Custodian shall have no responsibility to determine whether any purchases of money market mutual fund shares by or on behalf of the Fund under the terms of this section will cause the Fund to exceed any limitations under any applicable laws on ownership of shares of another investment company. The Fund agrees to indemnify and hold harmless the Custodian from all losses, damages and expenses (including attorney's fees) suffered or incurred by the Custodian as a result of a violation by the Fund of the limitations on ownership of shares of another investment company.

5. SUBCUSTODIANS.

        From time to time, in accordance with the relevant provisions of this Agreement, the Custodian may appoint one or more Domestic Subcustodians, Foreign Subcustodians, Special Subcustodians, or Interim Subcustodians (as each are hereinafter defined) to act on behalf of the Fund. A Domestic Subcustodian, in accordance with the provisions of this Agreement, may also appoint a Foreign Subcustodian, Special Subcustodian, or Interim Subcustodian to act on behalf of the Fund. For purposes of this Agreement, all Domestic Subcustodians, Foreign Subcustodians, Special Subcustodians and Interim Subcustodians shall be referred to collectively as "Subcustodians".

        (a)  Domestic Subcustodians.

        The Custodian may, at any time and from time to time, appoint any bank as defined in Section 2(a)(5) of the 1940 Act or any trust company or other entity, any of which meet the requirements of a custodian under Section 17(f) of the 1940 Act and the rules and regulations thereunder, to act for the Custodian on behalf of the Fund as a subcustodian for purposes of holding Assets of the Fund and performing other functions of the Custodian within the United States (a "Domestic Subcustodian"). The Fund shall approve in writing the appointment of the proposed Domestic Subcustodian; and the Custodian's appointment of any such Domestic Subcustodian shall not be effective without such prior written approval of the Fund. Each such duly approved Domestic Subcustodian shall be listed on Appendix A attached hereto, as it may be amended, from time to time.

        (b)  Foreign Subcustodians.

        The Custodian may at any time appoint, or cause a Domestic Subcustodian to appoint, any bank, trust company or other entity meeting the requirements of an "eligible foreign custodian" under Section 17(f) of the 1940 Act and the rules and regulations thereunder to act for the Custodian on behalf of the Fund as a subcustodian or sub-subcustodian (if appointed by a Domestic Subcustodian) for purposes of holding Assets of the Fund and performing other functions of the Custodian in countries other than the United States of America (hereinafter referred to as a "Foreign Subcustodian" in the context of either a subcustodian or a sub-subcustodian); provided that the Custodian shall have obtained written confirmation from the Fund of the approval of the Board of Managers or other governing body of the Fund (which approval may be withheld in the sole discretion of such Board of Managers or other governing body or entity) with respect to (i) the identity of any proposed Foreign Subcustodian (including branch designation), (ii) the country or countries in which, and the securities depositories or clearing agencies (hereinafter "Securities Depositories and Clearing Agencies"), if any, through which, the Custodian or any proposed Foreign Subcustodian is authorized to hold Securities and other Assets of the Fund, and (iii) the form and terms of the subcustodian agreement to be entered into with such proposed Foreign Subcustodian. Each such duly approved Foreign Subcustodian and the countries where and the Securities Depositories and Clearing Agencies through which they may hold Securities and other Assets of the Fund shall be listed on Appendix A attached hereto, as it may be amended, from time to time. The Fund shall be responsible for informing the Custodian sufficiently in advance of a proposed investment which is to be held in a country in which no Foreign Subcustodian is authorized to act, in order that there shall be sufficient time for the Custodian, or any Domestic Subcustodian, to effect the appropriate arrangements with a proposed Foreign Subcustodian, including obtaining approval as provided in this Section 5(b). In connection with the appointment of any Foreign Subcustodian, the Custodian shall, or shall cause the Domestic Subcustodian to, enter into a subcustodian agreement with the Foreign Subcustodian in form and substance approved by the Fund. The Custodian shall not consent to the amendment of, and shall cause any Domestic Subcustodian not to consent to the amendment of, any agreement entered into with a Foreign Subcustodian, which materially affects the Fund's rights under such agreement, except upon prior written approval of the Fund pursuant to Special Instructions.

        (c)  Interim Subcustodians.

        Notwithstanding the foregoing, in the event that the Fund shall invest in an Asset to be held in a country in which no Foreign Subcustodian is authorized to act, the Custodian shall notify the Fund in writing by facsimile transmission or in such other manner as the Fund and Custodian shall agree in writing of the unavailability of an approved Foreign Subcustodian in such country; and upon the receipt of Special Instructions from the Fund, the Custodian shall, or shall cause its Domestic Subcustodian to, appoint or approve an entity (referred to herein as an "Interim Subcustodian") designated in such Special Instructions to hold such Security or other Asset.

        (d)  Special Subcustodians.

        Upon receipt of Special Instructions, the Custodian shall, on behalf of the Fund, appoint one or more banks, trust companies or other entities designated in such Special Instructions to act for the Custodian on behalf of the Fund as a subcustodian for purposes of: (i) effecting third-party repurchase transactions with banks, brokers, dealers or other entities through the use of a common custodian or subcustodian; (ii) providing depository and clearing agency services with respect to certain variable rate demand note Securities, (iii) providing depository and clearing agency services with respect to dollar denominated Securities, and (iv) effecting any other transactions designated by the Fund in such Special Instructions. Each such designated subcustodian (hereinafter referred to as a "Special Subcustodian") shall be listed on Appendix A attached hereto, as it may be amended from time to time. In connection with the appointment of any Special Subcustodian, the Custodian shall enter into a subcustodian agreement with the Special Subcustodian in form and substance approved by the Fund in Special Instructions. The Custodian shall not amend any subcustodian agreement entered into with a Special Subcustodian, or waive any rights under such agreement, except upon prior approval pursuant to Special Instructions.

        (e) Termination of a Subcustodian.

        The Custodian may, at any time in its discretion upon notification to the Fund, terminate any Subcustodian of the Fund in accordance with the termination provisions under the applicable subcustodian agreement, and upon the receipt of Special Instructions, the Custodian will terminate any Subcustodian in accordance with the termination provisions under the applicable subcustodian agreement.

        (f) Certification Regarding Foreign Subcustodians.

        Upon request of the Fund, the Custodian shall deliver to the Fund a certificate stating: (i) the identity of each Foreign Subcustodian then acting on behalf of the Custodian; (ii) the countries in which and the Securities Depositories and Clearing Agencies through which each such Foreign Subcustodian is then holding cash, Securities and other Assets of the Fund; and (iii) such other information as may be requested by the Fund, and as the Custodian shall be reasonably able to obtain, to evidence compliance with rules and regulations under the 1940 Act.

6. STANDARD OF CARE.

        (a) General Standard of Care.

        The Custodian shall be liable to the Fund for all losses, damages and reasonable costs and expenses suffered or incurred by the Fund resulting from the negligence or willful misconduct of the Custodian; provided, however, in no event shall the Custodian be liable for special, indirect, consequential or punitive damages arising under or in connection with this Agreement.

        (b) Actions Prohibited by Applicable Law, Events Beyond Custodian's Control, Sovereign Risk, Etc.

        In no event shall the Custodian or any Domestic Subcustodian incur liability hereunder (i) if the Custodian or any Subcustodian or Securities System, or any subcustodian, Securities System, Securities Depository or Clearing Agency utilized by the Custodian or any such Subcustodian, or any nominee of the Custodian or any Subcustodian (individually, a "Person") is prevented, forbidden or delayed from performing, or omits to perform, any act or thing which this Agreement provides shall be performed or omitted to be performed, by reason of: (a) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or of any foreign country, or political subdivision thereof or of any court of competent jurisdiction (and neither the Custodian nor any other Person shall be obligated to take any action contrary thereto); or (b) any event beyond the reasonable control of the Custodian or other Person such as armed conflict, riots, strikes, lockouts, labor disputes, equipment or transmission failures, natural disasters, or failure of the mails, transportation, communications or power supply; or (ii) for any loss, damage, cost or expense resulting from "Sovereign Risk." A "Sovereign Risk" shall mean nationalization, expropriation, currency devaluation, revaluation or fluctuation, confiscation, seizure, cancellation, destruction or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, taxes, levies or other charges affecting the Fund's Assets; or acts of armed conflict, terrorism, insurrection or revolution; or any other act or event beyond the Custodian's or such other Person's reasonable control.

        (c) Liability for Past Records.

        Neither the Custodian nor any Domestic Subcustodian shall have any liability in respect of any loss, damage or expense suffered by the Fund, insofar as such loss, damage or expense arises from the performance of the Custodian or any Domestic Subcustodian in reliance upon records that were maintained for the Fund by entities other than the Custodian or any Domestic Subcustodian prior to the Custodian's employment hereunder.

        (d) Advice of Counsel.

        The Custodian and all Domestic Subcustodians shall be entitled to receive and act upon advice of such counsel that is mutually agreeable to the Custodian and the Fund. The Custodian and all Domestic Subcustodians shall be without liability for any actions taken or omitted in good faith pursuant to the advice of such counsel.

        (e) Advice of the Fund and Others.

        The Custodian and any Domestic Subcustodian may reasonably rely upon the advice of the Fund and upon statements of the Fund's accountants and other persons believed by it in good faith to be expert in matters upon which they are consulted, and neither the Custodian nor any Domestic Subcustodian shall be liable for any actions taken or omitted, in good faith, pursuant to such advice or statements.

        (f)  Information Services.

        The Custodian may reasonabley rely upon information received from issuers of Securities or agents of such issuers, information received from Subcustodians, information from reporting services that provide information on corporate actions, and other commercially reasonable resources; and provided the Custodian has acted in accordance with the standard of care set forth in Section 6(a), the Custodian shall have no liability as a result of relying upon such information sources, including, but not limited to, errors in any such information.

        (g) Instructions Appearing to be Genuine.

        The Custodian and all Domestic Subcustodians shall be fully protected and indemnified in acting as a custodian hereunder upon any Resolutions of the Fund or of the Manager, Instructions, Special Instructions, advice, notice, request, consent, certificate, instrument or paper appearing to it to be genuine and to have been properly executed and shall, unless otherwise specifically provided herein, be entitled to receive as conclusive proof of any fact or matter required to be ascertained from the Fund, hereunder a certificate signed by any officer of the Fund or the Manager authorized to countersign or confirm Special Instructions.

        (h) No Investment Advice.

        The Custodian shall have no duty to assess the risks inherent in Securities or other Assets or to provide investment advice regarding any such Securities or other Assets.

        (i) Exceptions from Liability.

        Without limiting the generality of any other provisions hereof, neither the Custodian nor any Domestic Subcustodian shall be under any duty or obligation to inquire into, nor be liable for:

          (i) the validity of the issue of any Securities purchased by or for the Fund, the legality of the purchase thereof or evidence of ownership required to be received by the Fund, or the propriety of the decision to purchase or amount paid therefor;

          (ii) the legality of the sale of any Securities by or for the Fund, or the propriety of the amount for which the same were sold; or

          (iii) any other expenditures, encumbrances of Securities, borrowings or similar actions with respect to the Fund's Assets;

and may, until notified to the contrary, presume that all Instructions or Special Instructions received by it are not in conflict with or in any way contrary to any provisions of the Fund's Certificate of Organization, Limited Liability Company Agreement, Articles of Incorporation or By-Laws or votes or proceedings of the Members or Managers of the Fund.

7. LIABILITY OF THE CUSTODIAN FOR ACTIONS OF OTHERS.

        (a)  Domestic Subcustodians

        The Custodian shall be liable for the acts or omissions of any Domestic Subcustodian to the same extent as if such actions or omissions were performed by the Custodian itself.

        (b) Liability for Acts and Omissions of Foreign Subcustodians.

        The Custodian shall be liable to the Fund for any loss or damage to the Fund caused by or resulting from the acts or omissions of any Foreign Subcustodian to the extent that, under the terms set forth in the subcustodian agreement between the Custodian or a Domestic Subcustodian and such Foreign Subcustodian, the Foreign Subcustodian has failed to perform in accordance with the standard of conduct imposed under such subcustodian agreement and the Custodian or Domestic Subcustodian recovers from the Foreign Subcustodian under the applicable subcustodian agreement.

        (c) Securities Systems, Interim Subcustodians, Special Subcustodians, Securities Depositories and Clearing Agencies.

        The Custodian shall not be liable to the Fund for any loss, damage or expense suffered or incurred by the Fund resulting from or occasioned by the actions or omissions of a Securities System, Interim Subcustodian, Special Subcustodian, or Securities Depository and Clearing Agency unless such loss, damage or expense is caused by, or results from, the negligence or willful misconduct of the Custodian.

        (d) Defaults or Insolvencies of Brokers, Banks, Etc.

        The Custodian shall not be liable for any loss, damage or expense suffered or incurred by the Fund resulting from or occasioned by the actions, omissions, neglects, defaults or insolvency or other failure of any (i) issuer of any Securities or of any agent of such issuer; (ii) counterparty with respect to any Security or other Asset; (iii) investment manager or other agent of the Fund; (iv) bank, trust company or any other person with whom the Custodian may deal (other than any of such entities acting as a Subcustodian, Securities System or Securities Depository and Clearing Agency, for whose actions the liability of the Custodian is set out elsewhere in this Agreement), unless such loss, damage or expense is caused by, or results from, the negligence or willful misconduct of the Custodian.

        (e) Reimbursement of Expenses.

        The Fund agrees to reimburse the Custodian for all out-of-pocket expenses incurred by the Custodian in connection with this Agreement, but excluding salaries and usual overhead expenses.

8. INDEMNIFICATION.

        (a) Indemnification by Fund.

        Subject to the limitations set forth in this Agreement, the Fund agrees to indemnify and hold harmless the Custodian and its nominees from all losses, damages and expenses (including attorney's fees) suffered or incurred by the Custodian or its nominee caused by or arising from actions taken by the Custodian, its employees or agents in the performance of its duties and obligations under this Agreement, including, but not limited to, any indemnification obligations undertaken by the Custodian under any relevant subcustodian agreement; provided, however, that such indemnity shall not apply to the extent the Custodian is liable under Sections 6 or 7 hereof.

        If the Fund requires the Custodian to take any action with respect to Securities, which action involves the payment of money or which may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund being liable for the payment of money or incurring liability of some other form, the Fund, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

        (b) Indemnification by Custodian.

        Subject to the limitations set forth in this Agreement and in addition to the obligations provided in Sections 6 and 7, the Custodian agrees to indemnify and hold harmless the Fund from all losses, damages and expenses suffered or incurred by the Fund caused by the negligence or willful misfeasance of the Custodian.

9. ADVANCES.

        In the event that, pursuant to Instructions, the Custodian or any Subcustodian, Securities System, or Securities Depository or Clearing Agency acting either directly or indirectly under agreement with the Custodian (each of which for purposes of this Section 9 shall be referred to as "Custodian"), makes any payment or transfer of funds on behalf of the Fund as to which there would be, at the close of business on the date of such payment or transfer, insufficient funds held by the Custodian on behalf of the Fund, the Custodian may, in its discretion without further Instructions, provide an advance ("Advance") to the Fund in an amount sufficient to allow the completion of the transaction by reason of which such payment or transfer of funds is to be made. In addition, in the event the Custodian is directed by Instructions to make any payment or transfer of funds on behalf of the Fund as to which it is subsequently determined that the Fund has overdrawn its cash account with the Custodian as of the close of business on the date of such payment or transfer, said overdraft shall constitute an Advance. Any Advance shall be payable by the Fund on demand by Custodian, unless otherwise agreed by the Fund and the Custodian, and shall accrue interest from the date of the Advance to the date of payment by the Fund to the Custodian at a rate agreed upon in writing from time to time by the Custodian and the Fund. It is understood that any transaction in respect of which the Custodian shall have made an Advance, including but not limited to a foreign exchange contract or transaction in respect of which the Custodian is not acting as a principal, is for the account of and at the risk of the Fund, and not, by reason of such Advance, deemed to be a transaction undertaken by the Custodian for its own account and risk. The Custodian and the Fund acknowledge that the purpose of Advances is to finance temporarily the purchase or sale of Securities for prompt delivery in accordance with the settlement terms of such transactions or to meet emergency expenses not reasonably foreseeable by the Fund. It is acknowledged that the Fund shall have no right or title to any Securities purchased with an Advance, except a right to receive such Securities upon payment of such Advance by the Fund. The Custodian shall promptly notify the Fund of any Advance. Such notification shall be sent by facsimile transmission or in such other manner as the Fund and the Custodian may agree. Nothing herein shall be deemed to create an obligation on the part of the Custodian to advance monies to the Fund.

10. LIENS.

        The Custodian shall have a lien on Assets in the Custody Account to secure payment of fees and expenses for the services rendered under this Agreement. If the Custodian advances cash or securities to the Fund for any purpose or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of its duties hereunder, except such as may arise from its or its nominee's negligent action, negligent failure to act or willful misconduct, any Assets at any time held for the Custody Account shall be security therefor and the Fund hereby grants a security interest therein to the Custodian. The Fund shall promptly reimburse the Custodian for any such advance of cash or securities or any such taxes, charges, expenses, assessments, claims or liabilities upon request for payment, but should the Fund fail to so reimburse the Custodian, the Custodian shall be entitled to dispose of such Assets to the extent necessary to obtain reimbursement. The Custodian shall be entitled to debit or exercise a right of set-off against any account of the Fund with the Custodian including, without limitation, the Custody Account, in connection with any such Advance and any interest on such Advance as the Custodian deems reasonable.

11. COMPENSATION.

        The Fund will pay to the Custodian such compensation as is set forth in the attached Fee Schedule set forth in Appendix B, as such Schedule may be modified in writing by the Custodian and the Fund from time to time. It is acknowledged that modifications to the Fee Schedule will be required with respect to any foreign Securities or other Assets the Fund may deliver to the Custodian or direct the Custodian to purchase or hold from time to time after the effective date of this Agreement.

12. POWERS OF ATTORNEY.

        Upon request, the Fund shall deliver to the Custodian such proxies, powers of attorney or other instruments as may be reasonable and necessary or desirable in connection with the performance by the Custodian or any Subcustodian of their respective obligations under this Agreement or any applicable subcustodian agreement.

13. TERMINATION AND ASSIGNMENT.

        The Fund or the Custodian may terminate this Agreement by notice in writing, delivered or mailed, postage prepaid (certified mail, return receipt requested) to the other not less than 90 days prior to the date upon which such termination shall take effect. Upon termination of this Agreement, the Fund shall pay to the Custodian such fees as may be due the Custodian hereunder as well as its reimbursable disbursements, costs and expenses paid or incurred. Upon termination of this Agreement, the Custodian shall deliver, at the terminating party's expense, all Assets held by it hereunder to the Fund or as otherwise designated by the Fund by Special Instructions. Upon such delivery, the Custodian shall have no further obligations or liabilities under this Agreement except as to the final resolution of matters relating to activity occurring prior to the effective date of termination.

        This Agreement may not be assigned by the Custodian or the Fund without the respective consent of the other, duly authorized by a resolution by its Board of Directors or, in the case of the Fund, by its Manager.

14. NOTICES.

        Notices, requests, instructions and other writings delivered to the Fund at 8000 Norman Center Drive, Suite 630, Attn: John Sabre, Minneapolis, MN 55437, postage prepaid, or to such other address as the Fund may have designated to the Custodian in writing, shall be deemed to have been properly delivered or given to the Fund.

        Notices, requests, instructions and other writings delivered to the Securities Administration Department of the Custodian at its office at 928 Grand Boulevard, 5th Floor, Attn: Bonnie Johnson, Kansas City, Missouri, 64106 or mailed postage prepaid, to the Custodian's Securities Administration Department, Post Office Box 226, Kansas City, Missouri, 64141, or to such other addresses as the Custodian may have designated to the Fund in writing, shall be deemed to have been properly delivered or given to the Custodian hereunder; provided, however, that procedures for the delivery of Instructions and Special Instructions shall be governed by Section 2(c) hereof.

15. CONFIDENTIALITY.

        The parties agree that all information, books and records provided by the Custodian or the Fund to each other in connection with this Agreement, and all information provided by either party pertaining to its business or operations, is "Confidential Information". All Confidential Information shall be used by the party receiving such information only for the purpose of providing or obtaining services under this Agreement and, except as may be required to carry out the terms of this Agreement, shall not be disclosed to any other party without the express consent of the party providing such Confidential Information. The foregoing limitations shall not apply to any information that is available to the general public other than as a result of a breach of this Agreement, or that is required to be disclosed by or to any entity having regulatory authority over a party hereto or any auditor of a party hereto or that is required to be disclosed as a result of a subpoena or other judicial process, or otherwise by applicable laws. Any party in possession of Confidential Information of the other party shall, upon the termination of this Agreement, either destroy such information or return such information to the party that provided such information, as instructed by the providing party.

        The Custodian hereby acknowledges that in the normal course of its provision of services to the Fund it will come into possession of material nonpublic information concerning the Fund. Such information may include portfolio holdings, trading strategies and pending transactions not generally known to the public. The Custodian acknowledges and agrees that it has duties of confidentiality and care with respect to such material nonpublic information. The Custodian represents that is has implemented effective policies and procedures designed to safeguard such information and to ensure that no employee or other representative trades on such information, communicate it to others or otherwise misuses it.

16. MISCELLANEOUS.

        (a) This Agreement is executed and delivered in the State of Missouri and shall be governed by the laws of such state.

        (b) All of the terms and provisions of this Agreement shall be binding upon, and inure to the benefit of, and be enforceable by the respective successors and assigns of the parties hereto.

        (c) No provisions of this Agreement may be amended, modified or waived, in any manner except in writing, properly executed by both parties hereto; provided, however, Appendix A may be amended from time to time as

Domestic Subcustodians, Foreign Subcustodians, Special Subcustodians, and Securities Depositories and Clearing Agencies are approved or terminated according to the terms of this Agreement.

        (d) The captions in this Agreement are included for convenience of reference only, and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

        (e) This Agreement shall be effective as of the date of execution hereof.

        (f) This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

        (g) The following terms are defined terms within the meaning of this Agreement, and the definitions thereof are found in the following sections of the Agreement:

Term                                               Section
Account                                            4(b)(3)(iii)
ADR'S                                              4(j)
Advance                                            9
Assets                                             2
Authorized Person                                  3
Banking Institution                                4(1)
Confidential Information                           15
Domestic Subcustodian                              5(a)
Foreign Subcustodian                               5(b)
Instruction                                        2(c)(1)
Interim Subcustodian                               5(c)
Interest Bearing Deposit                           4(1)
Liens                                              10
OCC                                                4(g)(1)
Person                                             6(b)
SEC                                                4(b)(3)
Securities                                         2(a)
Securities Depositories and Clearing Agencies      5(b)
Securities System                                  4(b)(3)
Shares                                             4(s)
Sovereign Risk                                     6(b)
Special Instruction                                2(c)(2)
Special Subcustodian                               5(d)
Subcustodian                                       5
Tri-Party Agreement                                4(h)

        (h) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid by any court of competent jurisdiction, the remaining portion or portions shall be considered severable and shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if this Agreement did not contain the particular part, term or provision held to be illegal or invalid.

        (i) This Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter hereof, and accordingly supersedes, as of the effective date of this Agreement, any custodian agreement heretofore in effect between the Fund and the Custodian.

        (j) The rights and obligations contained in sections 6, 7, 8, 9, 10, 11, and 15 shall continue, notwithstanding the termination of this Agreement, in order to fulfill the intention of the parties as described in such sections.

        IN WITNESS WHEREOF, the parties hereto have caused this Custody Agreement to be executed by their duly respective authorized officers.



                                                           MOUNT YALE OPPORTUNITY FUND, LLC


Attest:                                                    By:
------------------------------------------------------
                                                           ---------------------------------------------------
Treasurer
                                                           Name:  John L. Sabre
                                                           ---------------------------------------------------

                                                           Title:  President and Chief Executive Officer
                                                           ---------------------------------------------------


                                                           ---------------------------------------------------


                                                           UMB BANK, N.A.

Attest:                                                    By:
------------------------------------------------------
                                                           ---------------------------------------------------

                                                           Name:  Bonnie L. Johnson
                                                           ---------------------------------------------------

                                                           Title:  Vice President
                                                           ---------------------------------------------------


                                                           ---------------------------------------------------



                                   APPENDIX A


DOMESTIC SUBCUSTODIANS:

             Citibank (Foreign Securities Only)






SECURITIES SYSTEMS:

             Federal Book Entry
             Depository Trust Company





SPECIAL SUBCUSTODIANS:



                             SECURITIES DEPOSITORIES
COUNTRIES                     FOREIGN SUBCUSTODIANS      AND CLEARING AGENCIES

                                                              Euroclear





MOUNT YALE OPPORTUNITY FUND, LLC                           UMB BANK, N.A.


By:                                                        By:
------------------------------------------------------     ---------------------------------------------------

Name: John L. Sabre                                        Name:  Bonnie L. Johnson
------------------------------------------------------     ---------------------------------------------------

Title:  President and Chief Executive Officer              Title:  Vice President
------------------------------------------------------     ---------------------------------------------------


------------------------------------------------------     ---------------------------------------------------




                                   APPENDIX B


DOMESTIC CUSTODY FEES


NET ASSET VALUE FEES*
To be computed as of month-end on the average net asset value of each portfolio at the annual rate of:

     Up to $250 million in assets                                                                 1.0 basis point, plus
     Next $250 million in assets                                                                  .80 basis point, plus
     Next $250 million in assets                                                                  .75 basis point, plus
     Next $250 million in assets                                                                  .60 basis point, plus
     Over $1 billion in assets                                                                          .50 basis point

*Subject to a $750 per month minimum

PORTFOLIO TRANSACTION FEES
     DTC - equity**                                                                                               $8.00
     DTC - fixed income**                                                                                         $8.00
     GNMA**                                                                                                      $20.00
     Fed book entry**                                                                                             $8.00
     Physical**                                                                                                  $25.00
     Principal paydown                                                                                           $10.00
     Option (purchased or written)/future                                                                        $25.00
     Option exception/exercise                                                                                   $15.00
     Corporate action/call/reorganization                                                                        $25.00
     Third-party VRDN (bank book entry)**                                                                        $15.00
     UMB repurchase agreement**                                                                                   $7.00
     Tri-party repurchase agreement**                                                                            $15.00
     Wire in/out and check issued (non-settlement-related)                                                        $8.00
     Transactions - no security movement                                                                          $8.00
     Holding charge - for each issue maintained                                                                   $5.00

** A transaction includes buys, sells, maturities, or free security movements.

OUT-OF-POCKET EXPENSES
Out-of-pocket expenses include but are not limited to: security transfer fees, certificate fees, shipping/courier fees or charges, FDIC insurance premiums, specialized programming charges, legal review/processing of restricted and private placement securities, proxy fees and charges and system access/connect charges.

This fee schedule pertains to custody of U.S. domestic assets only. UMB Bank will provide its fee schedule for Euroclear and global custody upon request.

Fees for services not contemplated by this schedule will be negotiated on a case-by-case basis.



                                       1